UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events and Regulation FD Disclosure

         On November 21, 2008, Donaldson Company, Inc. (the “Company”) announced that the Company’s Board of Directors has increased the Company’s common stock cash dividend to 11.5 cents per share, payable December 19, 2008 to shareholders of record as of December 5, 2008. As of October 31, 2008, there were approximately 76,900,000 shares outstanding. The current declaration is the 213th consecutive quarterly cash dividend paid by Donaldson over a time span of 53 years.

         A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.	Financial Statements and Exhibits.

(c)     Exhibits.

         99.1          Press Release, dated November 21, 2008, issued by Donaldson Company, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 21, 2008

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

	Name:	Norman C. Linnell
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2008 issued by Donaldson Company, Inc.